UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2018

Wyndham Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38432	82-3356232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Wyndham Worldwide Corporation (“Wyndham Worldwide”) plans to host an investor meeting on May 16, 2018 in connection with the planned spin-off of Wyndham Hotels & Resorts, Inc., its wholly owned subsidiary (“Wyndham Hotels”). In connection with the consummation of the spin-off, Wyndham Worldwide is expected to be renamed Wyndham Destinations, Inc. Following the investor meeting, Wyndham Worldwide will post to the investor relations section of its website supplemental business and financial information about Wyndham Hotels and Wyndham Destinations, Inc. in connection with the investor meeting.

Item 8.01 Other Events.

On May 15, 2018, Wyndham Hotels’ Board of Directors adopted a dividend policy pursuant to which Wyndham Hotels will pay a regular quarterly dividend on Wyndham Hotels common stock in the amount of $0.25 per share beginning in the second quarter of 2018, conditional upon the consummation of the spin-off, provided that the declaration of dividends pursuant to the policy will be subject to further action of the Board of Directors. The dividend policy and the payment of future dividends under that policy will be made at the discretion of the Board of Directors and will depend on Wyndham Hotels’ results of operations and cash flows, its financial position, capital requirements, general business conditions, legal, tax and regulatory restrictions and other factors the Board of Directors deems relevant at the time it determines to declare such dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

	By:	/s/ Nicola Rossi
	Name:	Nicola Rossi
	Title:	Chief Accounting Officer
Date: May 16, 2018